Exhibit 6.24
GOV Lakewood DOT (CO)

GUARANTY OF AFFILIATE LOANS

THIS GUARANTY OF AFFILIATE LOANS (“Guaranty”), made as of June 10, 2016 from GOV LAKDWOOD DOT, LLC, a Delaware limited liability company (“Guarantor”), whose address is 1819 Main Street, Suite 212, Sarasota, FL  34236, to and for the benefit of CORAMERICA LOAN COMPANY, LLC, a Delaware limited liability company (“Lender”), with an office at c/o CorAmerica Capital, LLC, Attention:  Commercial Mortgage Division, 13375 University Ave., Suite 200, Clive, Iowa  50325.

W I T N E S S E T H:

WHEREAS, Lender is making a loan to Guarantor, on the date hereof, in the amount of $2,440,000.00 (the “Senior Loan”), evidenced by a Promissory Note from Guarantor to Lender in such amount (the “Senior Note”), and secured by, among other things, a Deed of Trust, Security Agreement and Fixture Filing (the “Senior Security Instrument”), and an Assignment of Leases and Rents (all such documents evidencing or securing the Senior Loan being referred to herein as the “Senior Loan Documents”); and

WHEREAS, Lender has agreed to make loans to affiliates of Guarantor (identified on Schedule I attached hereto) (each, “Affiliate Borrower”) in the original principal amounts described on Schedule I attached hereto (the “Affiliate Loans”), (Schedule I includes the description of the Senior Loan, but the Senior Loan is not included in references to the Affiliate Loans);

WHEREAS, the Affiliate Loans are each evidenced by a Promissory Note made by the respective Affiliate Borrower to Lender dated on or about this same date (as the same may be extended, renewed, refinanced, refunded, amended, modified or supplemented from time to time, the “Affiliate Note” or collectively the “Affiliate Notes”);

WHEREAS, the Affiliate Notes are each to be secured by, among other things, a Mortgage, Security Agreement and Fixture Filing or a Deed of Trust, Security Agreement and Fixture Filing on the applicable property identified by address on Schedule I attached hereto, securing the respective Affiliate Loans and the original principal amounts of the respective Affiliate Loans (as the same may be amended, modified or supplemented from time to time, the “Affiliate Mortgage” or collectively the “Affiliate Mortgages”), and an Assignment of Leases and Rents with respect to the respective properties referred to above (as the same may be amended, modified or supplemented from time to time, the “Affiliate Assignment” or collectively the “Affiliate Assignments”), each dated as of on or about this same date and each intended to be recorded in the appropriate official records of the counties wherein the respective properties are located;

WHEREAS, the Affiliate Notes, Affiliate Mortgages, Affiliate Assignments, and other loan documents evidencing or securing (other than by this Guaranty), each of the Affiliate Loans are herein collectively referred to as the “Affiliate Loan Documents” and create first liens and first priority security interests in the realty and personalty of the respective Affiliate Borrowers as therein described;

WHEREAS, Guarantor derives material benefits from the contemplated uses of the proceeds of the Affiliate Loans, and Guarantor desires that Lender make the Affiliate Loans;

WHEREAS, Guarantor acknowledges receipt of copies of the Affiliate Loan Documents;

WHEREAS, Guarantor has executed and delivered as security for its obligations under this Guaranty a “Junior Deed of Trust, Security Agreement and Fixture Filing” (the “Junior Mortgage”) and a “Junior Assignment of Leases and Rents” (collectively, the “Affiliate Guaranty Junior Security Documents”).  The Affiliate Guaranty Junior Security Documents create liens and security interests in Guarantor’s real estate and personalty as described in the Affiliate Guaranty Junior Security Documents (“Guarantor’s Mortgaged Premises”) subordinate and inferior to the liens and security interests created therein by the Senior Security Instrument;

WHEREAS, Guarantor has agreed, on the terms set forth in this Guaranty, to secure the payment and performance of the Affiliate Loans; and

WHEREAS, the execution and delivery by Guarantor of this Guaranty is a condition to Lender’s obligation to make the Affiliate Loans to the respective Affiliate Borrowers.

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Guarantor, and intending to be legally bound, Guarantor hereby agrees as follows:

Section 1.                      Guarantor hereby guaranties to Lender the due, punctual and full payment of the Affiliate Notes and the full and prompt performance by each Affiliate Borrower under the respective Affiliate Loan Documents, and covenants with Lender to duly, punctually and fully pay and perform the Affiliate Notes and the Affiliate Loan Documents and be fully liable to Lender therefor (collectively, the “Guarantied Obligations”).

Section 2.                      This Guaranty is entered into for the express purpose of providing an independent obligation of Guarantor with respect to the Affiliate Notes, and Guarantor's obligations hereunder shall be in addition to, and independent of, those obligations of any Affiliate Borrower under the Affiliate Notes or the Affiliate Loan Documents.

Section 3.                      Guarantor represents and warrants:

(a)	Guarantor is a Delaware limited liability company in good standing under the laws of Delaware.

(b)
This Guaranty is made in furtherance of the business of the Guarantor and is necessary and desirable to promote the business of the Guarantor, and assumption by the Guarantor of its obligations hereunder will result in direct financial benefits to Guarantor.

(c)	Guarantor is not in default under any provision of the laws of the State of its organization or under its Certificate of Formation.

(d)	Guarantor has the necessary power under said laws and under its Certificate of Formation to make the agreements on its part herein contained.

(e)
Guarantor has been authorized to enter into and to perform this Guaranty by all necessary and proper action and that neither the execution and delivery of this Guaranty, the consummation of the transactions contemplated hereby nor the fulfillment of or compliance with the terms or conditions of this Guaranty conflict with or result in a breach of the terms, conditions or provisions of any restriction or provision of its Certificate of Formation or Operating Agreement or any agreement or instrument to which it is a party or by which it may be bound.

Section 4.                      The Affiliate Notes, Affiliate Loan Documents, Affiliate Guaranty Junior Security Documents are made a part of this Guaranty by reference thereto with the same force and effect as if fully set forth herein.

                 Section 5.                      This Guaranty shall be a continuing guaranty, shall be binding upon the Guarantor and shall remain in full force and effect, and shall not be discharged, impaired or affected by:  (a) the existence or continuance of any obligation on the part of  any Affiliate Borrower on or with respect to the  Affiliate Notes or the Affiliate Loan Documents;  (b) the power or authority of  any Affiliate Borrower to issue the Affiliate Notes or to execute, acknowledge or deliver the Affiliate Notes or the Affiliate Loan Documents;  (c) the validity or invalidity of the Affiliate Notes or the Affiliate Loan Documents, including whether because the Indebtedness exceeds the amount permitted by law or violates any usury law, or because the act of creating the Indebtedness, or any part thereof, is ultra vires, or because the officers or persons creating the Indebtedness acted in excess of their authority, or because Borrower has any valid defense, claim or offset with respect to the Loan Documents, or because Borrower's obligation ceases to exist by operation of law, or because of any other reason or circumstance, it being agreed that Guarantor shall remain liable hereon regardless of whether Borrower or any other person be found not liable on the Indebtedness, or any part thereof, for any reason (and regardless of any joinder of Borrower or any other party in any action to obtain payment or performance of any or all of the Indebtedness);  (d) any defense whatsoever that any Affiliate Borrower may or might have to the payment, performance or observance of any of the terms, provisions, covenants and agreements contained in the Affiliate Notes or the Affiliate Loan Documents;  (e) any limitation or exculpation of liability on the part of any Affiliate Borrower;  (f) the existence or continuance of any Affiliate Borrower as a legal entity or the incapacity, death, disability, dissolution, or termination of Guarantor or any other person or entity;  (g) the transfer by  any Affiliate Borrower of all or any part of the premises referred to in any Affiliate Mortgage to any other corporation, person or entity;  (h) any sale, pledge, surrender, indulgence, alteration, substitution, exchange, change in, modification or other disposition of any of the obligations of any Affiliate Borrower under the Affiliate Notes or the Affiliate Loan Documents, all of which the Lender is hereby expressly authorized to make from time to time without notice to the Guarantor or to anyone; (i) any release, surrender, abandonment, addition, substitution, alteration, subordination, sale, impairment or loss of, or failure to create or perfect any lien or security interest in or on, any collateral or other security for the Guarantied Obligations; (j) any release of any Affiliate Borrower or any endorser, guarantor, surety, accommodation maker or any other obligor of the Guarantied Obligations; (k) the operation of any statutes of limitation or other laws regarding the limitation of actions which are hereby waived as a defense to any action to the maximum extent permitted by law; (l) any neglect, lack of diligence, delay, omission, failure or refusal of Lender to take or prosecute any action for the collection or enforcement of the Guarantied Obligations or to take or prosecute any action to foreclose upon any lien or security interest therefor; (m) any claim or defense that this Guaranty was made without consideration or is not supported by adequate consideration; (n) any homestead exemption or any other exemption under applicable law; (o) any failure of Lender to notify Guarantor of any new agreement between Lender and Borrower, it being understood that Lender shall not be required to give Guarantor any notice of any kind under any circumstances with respect to or in connection with the Indebtedness, any and all rights to notice Guarantor may have otherwise had being hereby waived by Guarantor, and the Guarantor shall be responsible for obtaining for itself information regarding the Borrower, including, but not limited to, any changes in the business or financial condition of the Borrower, and the Guarantor acknowledges and agrees that the Lender shall have no duty to notify the Guarantor of any information which the Lender may have concerning the Borrower; (p) if for any reason Lender is required to refund any payment by Borrower to any other party liable for the payment or performance of any or all of the Indebtedness or pay the amount thereof to someone else; (q)  the making of advances by Lender to protect its interest in the Premises, preserve the value of the Premises or for the purpose of performing any term or covenant contained in any of the Loan Documents; (r) the existence of any claim, counterclaim, set off or other right that Guarantor may at any time have against Borrower, Lender, or any other person, whether or not arising in connection with this Guaranty, the Note, the Mortgage, or any other Loan Document; and (s) any defense (other than the payment of the Affiliate Notes in accordance with the terms thereof) that the Guarantor may or might have to its undertakings, liabilities and obligations hereunder, each and every such defense being hereby waived by the Guarantor.  It is understood and agreed that this Guaranty, and the undertakings, liabilities and obligations of the Guarantor hereunder, shall not be affected, discharged, impaired or varied by any act, omission or circumstance whatsoever (whether or not specifically enumerated above) except the due and punctual payment of the Affiliate Notes, and then only to the extent thereof.

Section 6.                      Guarantor agrees that immediately upon the failure of any Affiliate Borrower to pay the Guarantied Obligations as and when the same shall become due and payable whether by lapse of time, by acceleration of maturity or otherwise, and upon written demand by Lender, Guarantor shall pay to Lender the then remaining full unpaid principal balance together with interest on the Guarantied Obligations as if the Guarantied Obligations constituted the direct and primary obligation of Guarantor.  This Guaranty is an absolute guaranty of payment and not of collection, and Lender shall be entitled to proceed directly against Guarantor for payment of the Guarantied Obligations without first pursuing or exhausting any remedy against any Affiliate Borrower or otherwise which Lender then may have under the Affiliate Loan Documents.  Guarantor agrees that any failure of Lender to exercise its right to proceed directly against Guarantor, or any delay in the exercise thereof, shall not be construed as a waiver by Lender with respect thereto, but Lender may proceed directly against Guarantor at any time after any Affiliate Borrower’s failure to pay the Guarantied Obligations.

Section 7.                      Nothing in this Guaranty is intended or shall be construed to prevent Lender, upon the failure of any Affiliate Borrower to pay the Guarantied Obligations as and when the same become due and payable whether by lapse of time, by acceleration of maturity or otherwise, in the exercise of its sole discretion, from foreclosing the liens of the Affiliate Loan Documents and enforcing the provisions thereof.

Section 8.                      Guarantor agrees that in the event of the foreclosure of any Affiliate Mortgage and in the event of a deficiency resulting therefrom, Guarantor shall be and hereby is expressly made liable to Lender for the amount of such deficiency notwithstanding any provision of Colorado law which may prevent Lender from enforcing such deficiency against any Affiliate Borrower.  In addition, Guarantor hereby waives and renounces any right to proceed against any Affiliate Borrower for any deficiency arising as a result of the foreclosure of the Junior Mortgage, which deficiency Lender may be unable to enforce against any Affiliate Borrower pursuant to Colorado law.  The obligations of Guarantor pursuant to this Guaranty shall continue to be effective or automatically be reinstated, as the case may be, if at any time payment of any of the obligations of Guarantor under this Guaranty is rescinded or otherwise must be restored or returned by Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Guarantor or any Affiliate Borrower or otherwise, all as though such payment had not been made.

Section 9.                      The Lender may, without any notice whatsoever to anyone, sell, assign, or transfer all or any part of the Guarantied Obligations, and in such event, each and every immediate and successive assignee, transferee or holder of all or any part of the Guarantied Obligations shall have the right to enforce this Guaranty as fully as if such assignee, transferee or holder were herein by name specifically given such rights, powers, and benefits.

Section 10.                      Guarantor hereby waives any and all legal requirements that Lender shall institute any action or proceeding at law or in equity against anyone else, in respect of the Affiliate Notes or the Affiliate Loan Documents, as a condition precedent to bringing an action against Guarantor upon this Guaranty. Guarantor hereby waives any claim of marshaling of assets or other collateral against Lender.  All remedies afforded to Lender by reason of this Guaranty are separate and cumulative remedies and it is agreed that no one of such remedies, whether exercised by Lender or not, shall be deemed to be in exclusion of any of the other remedies available to Lender, and shall in no way limit or prejudice any other legal or equitable remedy which Lender may have in the collateral covered by the Affiliate Loan Documents.  Guarantor hereby waives and relinquishes any duty on the part of Lender (should any such duty exist) to disclose to such or any other guarantor any matter of fact or other information related to the business, operations or condition (financial or otherwise) of any Affiliate Borrower or its properties or to any Affiliate Loan Document or the transactions undertaken pursuant to, or contemplated by, any such Affiliate Loan Document, whether now or in the future known by the Lender.  Guarantor hereby waives and relinquishes any duty on the part of Lender (should any such duty exist) to disclose to such or any other guarantor any matter of fact or other information related to the business, operations or condition (financial or otherwise) of Borrower or its properties or to any Loan Document or the transactions undertaken pursuant to, or contemplated by, any such Loan Document, whether now or in the future known by Lender.

Section 11.                      Guarantor and Lender agree that, in lieu of any right to indemnification that the Guarantor might have as against any Affiliate Borrower, which right is hereby waived, the Guarantor shall be subrogated to the rights of Lender to the extent that the Guarantor fully satisfies and discharges any Affiliate Borrower’s obligations under the Affiliate Loan Documents.  This right of subrogation shall be the Guarantor’s sole remedy against any Affiliate Borrower.

Section 12.                      All notices, demands, consents or requests which are either required or desired to be given or furnished hereunder (a “Notice”) shall be in writing and shall be deemed to have been properly given if either delivered personally or by overnight commercial courier or sent by United States registered or certified mail, postage prepaid, return receipt requested, to the address of the parties hereinabove set out.  Such Notice shall be effective upon receipt or refusal if by personal delivery, the first Business Day (a day other than a Saturday, Sunday or holiday on which national banks are authorized to be closed) after the deposit of such Notice with an overnight courier service by the time deadline for next Business Day delivery if by commercial courier, and upon the earliest of receipt or refusal (which shall include a failure to respond to notification of delivery by the U.S. Postal Service) or five (5) Business Days following mailing if sent by U.S. Postal Service mail.  By Notice complying with the foregoing, each party may from time to time change the address to be subsequently applicable to it for the purpose of the foregoing.

Section 13.                      This Guaranty shall be binding upon the Guarantor and upon its heirs, devisees, representatives, successors and assigns and shall inure to the benefit of each and every future holder of any of the Affiliate Notes or any interest in the Guarantied Obligations.  Guarantor agrees to indemnify and hold Lender harmless from and against any and all costs or expenses, including litigation costs and reasonable attorneys’ fees, arising from Lender’s enforcement of this Guaranty.

Section 14.                      This Guaranty shall be construed and enforced according to and governed by the laws of Colorado (excluding conflicts of laws rules) and applicable federal law.

Section 15.                      This Guaranty may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute but one and the same instrument.  Executed copies of the signature pages of this Guaranty sent by facsimile or transmitted electronically in either Tagged Image Format (“TIFF”) or Portable Document Format (“PDF”) shall be treated as originals, fully binding and with full legal force and effect, and the parties waive any rights they may have to object to such treatment.  Any party delivering an executed counterpart of this Guaranty by facsimile, TIFF or PDF also shall deliver a manually executed counterpart of this Guaranty, but the failure to deliver a manually executed counterpart should not affect the validity, enforceability, and binding effect of this Guaranty.  The pages of any counterpart of this Guaranty containing any party’s signature or the acknowledgement of such party’s signature hereto may be detached therefrom without impairing the effect of the signature or acknowledgement, provided such pages are attached to any other counterpart identical thereto except having additional pages containing the signatures or acknowledgements thereof of other parties.

Section 16.                      This Guaranty is intended by the parties hereto to be the final, complete and exclusive expression of the agreement between them with respect to the matters set forth herein.  This Guaranty supersedes any and all prior oral or written agreements relating to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.  There are no oral agreements between the parties.  No modification, rescission, waiver, release or amendment of any provision of this Guaranty shall be made, except by a written agreement signed by the parties hereto.

Section 17.                      The obligations of Guarantor pursuant to this Guaranty shall continue to be effective or automatically be reinstated, as the case may be, if at any time payment of any of the Guarantied Obligations or any other obligations of Guarantor under this Guaranty is rescinded or otherwise must be restored or returned by Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Guarantor or Borrower or otherwise, all as though such payment had not been made.

Section 18.                      Guarantor hereby irrevocably submits to the non-exclusive jurisdiction of any United States Federal or State Court for Jefferson County, Colorado in any action or proceeding arising out of or relating to this Guaranty, and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such United States Federal or Colorado Court. Guarantor irrevocably waives any objection, including without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, that it may now or hereafter have to the bringing of any such action or proceedings in such jurisdiction. Guarantor irrevocably consents to the service of any and all process in any such action or proceeding brought in any court in or of the State of Colorado by the delivery of copies of such process to each party at its address specified for notices to be given hereunder or by certified mail directed to such address.

THE PARTIES HERETO, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE, TO THE FULL EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED ON OR ARISING OUT OF THIS GUARANTY, OR ANY RELATED INSTRUMENT OR AGREEMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS, WHETHER ORAL OR WRITTEN, OR ACTION OF ANY PARTY HERETO.  NO PARTY SHALL SEEK TO CONSOLIDATE BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.  THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY ANY PARTY HERETO EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY ALL PARTIES.

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IN WITNESS WHEREOF, the Guarantor has duly executed this Guaranty on the date set forth in the acknowledgement below, to be effective as of the day and year first above written.  Guarantor acknowledges receipt of a copy of this instrument at the time of execution thereof.

GOV LAKEWOOD DOT, LLC, a Delaware limited liability company

By: /s/ Robert R. Kaplan, Jr.
      Robert R. Kaplan, Jr., Authorized Signatory

COMMONWEALTH OF VIRGINIA                                        )
CITY OF RICHMOND                                                                )

The foregoing instrument was acknowledged before me, the undersigned notary public, this 9th day of June, 2016, by Robert R. Kaplan, Jr., as Authorized Signatory for GOV LAKEWOOD DOT, LLC, a Delaware limited liability company, known to me to be the person who executed this instrument, on behalf of said limited liability company.

In witness whereof, I have hereunto set my hand and official seal:

/s/ Patty Evans
Notary Public

(SEAL)

My Commission Expires:                                                      January 31, 2018
My Registration Number:                                                      7056908

[SIGNATURE PAGE TO GUARANTY OF AFFILIATE LOANS]

[GUARANTY OF AFFILIATE LOANS]

SCHEDULE I

                           Address of Property                                                  Amount of Affiliate
Name of Affiliates                                                                   Securing the Affiliate Loan                                       Loan/Promissory Note

1.           GOV Moore SSA, LLC                                            200 NE 27th Street
                          Moore, OK  73160                                                         $3,300,000.00

2.           GOV Lawton SSA, LLC                                           1610 SW Lee Boulevard
                           Lawton, OK  75031                                                        $1,485,000.00

3.           GOV Lakewood DOT,                                             12305 West Dakota Avenue
LLC                                                                           Lakewood, CO  80228                                                   $2,440,000.00

4.           GOV Ft. Smith, LLC                                                  4624 Kelley Highway
                            Fort Smith, AR  72904                                                  $2,450,000.00

[GUARANTY OF AFFILIATE LOANS]